                       CUSTODIAN CONTRACT
                             Between
                  ALLIANCE TAX-EXEMPT RESERVES
                               and
               STATE STREET BANK AND TRUST COMPANY

                        TABLE OF CONTENTS

                                                             Page

1.   Employment of Custodian and Property to be Held
       By It                                                    1

2.   Duties of the Custodian with Respect to Property
       of the Fund Held by the Custodian                        2

     2.1   Holding Securities                                   2
     2.2   Delivery of Securities                               2
     2.3   Registration of Securities                           7
     2.4   Bank Accounts                                        7
     2.5   Payments for Shares                                  8
     2.6   Investment and Availability of Federal Funds         9
     2.7   Collection of Income                                 9
     2.8   Payment of Fund Moneys                              10
     2.9   Liability for Payment in Advance of Receipt
             of Securities Purchased                           12
     2.10  Payments for Repurchases or Redemptions of
             Shares of the Fund                                13
     2.11  Appointment of Agents                               14
     2.12  Deposit of Fund Assets in Securities System         14
     2.13  Segregated Account                                  17
     2.14  Ownership Certificates for Tax Purposes             18
     2.15  Proxies                                             19
     2.16  Communications Relating to Fund Portfolio
             Securities                                        19
     2.17  Proper Instructions                                 20
     2.18  Actions Permitted Without Express Authority         21
     2.19  Evidence of Authority                               21

3.   Duties of Custodian With Respect to the Books of
       Account and Calculation of Net Asset Value and
       Net Income                                              22

4.   Records                                                   23

5.   Opinion of Fund's Independent Accountants                 23

6.   Reports to Fund by Independent Public Accountants         24

7.   Compensation of Custodian                                 24

8.   Responsibility of Custodian                               24

9.   Effective Period, Termination and Amendment               26

10.  Successor Custodian                                       27

11.  Interpretive and Additional Provisions                    29

12.  Massachusetts Law to Apply                                29

13.  Prior Contracts                                           29

                       CUSTODIAN CONTRACT

         This Contract between Alliance Tax-Exempt Reserves, a

business trust organized and existing under the laws of

Massachusetts, having its principal place of business at 140

Broadway, New York, New York 10005 hereinafter called the "Fund",

and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin

Street, Boston, Massachusetts, 02110, hereinafter called the

"Custodian",

         WITNESSETH:  That in consideration of the mutual

covenants and agreements hereinafter contained, the parties

hereto agree as follows:

1.   Employment of Custodian and Property to be Held by It

         The Fund hereby employs the Custodian as the custodian

of its assets pursuant to the provisions of the Declaration of

Trust.  The Fund agrees to deliver to the Custodian all

securities and cash owned by it, and all payments of income,

payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest ("Shares") of the Fund as may be issued or sold from time to time.  The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

         Upon receipt of "Proper Instructions" (within the

meaning of Section 2.17), the Custodian shall from time to time employ one or more sub-custodians, but only in accordance with an applicable vote by the Trustees of the Fund, and provided that the Custodian shall have no more or less responsibility or

liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.

2.   Duties of the Custodian with Respect to Property of the Fund

Held By the Custodian

2.1   Holding Securities.  The Custodian shall hold and

      physically segregate for the account of the Fund all non-

      cash property, including all securities owned by the Fund,

      other than securities which are maintained pursuant to

      Section 2.12 in a clearing agency which acts as a

      securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively

      referred to herein as "Securities System".

2.2   Delivery of Securities.  The Custodian shall release and

      deliver securities owned by the Fund held by the Custodian or in a Securities System account of the Custodian only

      upon receipt of Proper Instructions, which may be

      continuing instructions when deemed appropriate by the

      parties, and only in the following cases:

         1)   Upon sale of such securities for the account of the

              Fund and receipt of payment therefor;

         2)   Upon the receipt of payment in connection with any

              repurchase agreement related to such securities

              entered into by the Fund;

         3)   In the case of a sale effected through a Securities

              System, in accordance with the provisions of

              Section 2.12 hereof;

         4)   To the depository agent in connection with tender

              or other similar offers for portfolio securities of

              the Fund;

         5)   To the issuer thereof or its agent when such

              securities are called, redeemed, retired or

              otherwise become payable; provided that, in any

              such case, the cash or other consideration is to be

              delivered to the Custodian;

         6)   To the issuer thereof, or its agent, for transfer

              into the name of the Fund or into the name of any

              nominee or nominees of the Custodian or into the

              name or nominee name of any agent appointed

              pursuant to Section 2.11 or into the name or

              nominee name of any sub-custodian appointed

              pursuant to Article 1; or for exchange for a

              different number of bonds, certificates or other

              evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered

              to the Custodian;

         7)   To the broker selling the same for examination in

              accordance with the "street delivery" custom;

         8)   For exchange or conversion pursuant to any plan of

              merger, consolidation, recapitalization,

              reorganization or readjustment of the securities of

              the issuer of such securities, or pursuant to

              provisions for conversion contained in such

              securities, or pursuant to any deposit agreement;

              provided that, in any such case, the new securities

              and cash, if any, are to be delivered to the

              Custodian;

         9)   In the case of warrants, rights or similar

              securities, the surrender thereof in the exercise

              of such warrants, rights or similar securities or

              the surrender of interim receipts or temporary

              securities for definitive securities; provided

              that, in any such case, the new securities and

              cash, if any, are to be delivered to the Custodian;

         10)  For delivery in connection with any loans of

              securities made by the Fund, but only against

              receipt of adequate collateral as agreed upon from

              time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or

              instrumentalities, except that in connection with

              any loans for which collateral is to be credited to

              the Custodian's account in book-entry system

              authorized by the U.S. Department of the Treasury,

              the Custodian will not be held liable or

              responsible for the delivery of securities owned by

              the Fund prior to the receipt of such collateral;

         11)  For delivery as security in connection with any

              borrowings by the Fund requiring a pledge of assets

              by the Fund, but only against receipt of amounts

              borrowed;

         12)  For delivery in accordance with the provisions of

              any agreement among the Fund, the Custodian and a

              broker-dealer registered under the Securities

              Exchange Act of 1934 (the "Exchange Act") and a

              member of The National Association of Securities

              Dealers, Inc. ("NASD"), relating to compliance with

              the rules of The Options Clearing Corporation and

              of any registered national securities exchange, or

              of any similar organization or organizations,

              regarding escrow or other arrangements in

              connection with transactions by the Fund;

         13)  For delivery in accordance with the provisions of

              any agreement among the Fund, the Custodian, and a

              Futures Commission Merchant registered under the

              Commodity Exchange Act, relating to compliance with

              the rules of the Commodity Futures Trading

              Commission and/or any Contract Market, or any

              similar organization or organizations, regarding

              account deposits in connection with transactions by

              the Fund;

         14)  Upon receipt of instructions from the transfer

              agent ("Transfer Agent") for the Fund, for delivery

              to such Transfer Agent or to the holders of shares

              in connection with distributions in kind, as may be

              described from time to time in the Fund's currently

              effective prospectus and statement of additional

              information ("prospectus"), in satisfaction of

              requests by holders of Shares for repurchase or

              redemption; and

         15)  For any other proper corporate purpose, but only

              upon receipt of, in addition to Proper

              Instructions, a certified copy of a resolution of

              the Trustees or of the Executive Committee signed

              by an officer of the Fund and certified by the

              Secretary or an Assistant Secretary, specifying the

              securities to be delivered, setting forth the purpose for which such delivery is to be made,

              declaring such purposes to be proper corporate

              purposes, and naming the person or persons to whom

              delivery of such securities shall be made.

2.3   Registration of Securities.  Securities held by the

      Custodian (other than bearer securities) shall be

      registered in the name of the Fund or in the name of any

      nominee of the Fund or of any nominee of the Custodian

      which nominee shall be assigned exclusively to the Fund,

      unless the Fund has authorized in writing the appointment

      of a nominee to be used in common with other registered

      investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent

      appointed pursuant to Section 2.11 or in the name or

      nominee name of any sub-custodian appointed pursuant to

      Article 1.  All securities accepted by the Custodian on

      behalf of the Fund under the terms of this Contract shall

      be in "street name" or other good delivery form.

2.4   Bank Accounts.  The Custodian shall open and maintain a

      separate bank account or accounts in the name of the Fund,

      subject only to draft or order by the Custodian acting

      pursuant to the terms of this Contract, and shall hold in

      such account or accounts, subject to the provisions hereof,

      all cash received by it from or for the account of the

      Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940.  Funds held by

      the Custodian for the Fund may be deposited by it to its

      credit as Custodian in the Banking Department of the

      Custodian or in such other banks or trust companies as it

      may in its discretion deem necessary or desirable;

      provided, however, that every such bank or trust company

      shall be qualified to act as a custodian under the

      Investment Company Act of 1940 and that each such bank or

      trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a

      majority of the Trustees of the Fund.  Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that

      capacity.

2.5   Payments for Shares.  The Custodian shall receive from the distributor for the Fund's Shares or from the Transfer

      Agent of the Fund and deposit into the Fund's account such payments as are received for Shares of the Fund issued or

      sold from time to time by the Fund.  The Custodian will

      provide timely notification to the Fund and the Transfer

      Agent of any receipt by it of payments for Shares of the

      Fund.

2.6   Investment and Availability of Federal Funds.  Upon mutual agreement between the Fund and the Custodian, the Custodian shall, upon the receipt of Proper Instructions,

         1)   invest in such instruments as may be set forth in

              such instructions on the same day as received all

              federal funds received after a time agreed upon

              between the Custodian and the Fund; and

         2)   make federal funds available to the Fund as of

              specified times agreed upon from time to time by

              the Fund and the Custodian in the amount of checks

              received in payment for Shares of the Fund which

              are deposited into the Fund's account.

2.7   Collection of Income.  The Custodian shall collect on a

      timely basis all income and other payments with respect to registered securities held hereunder to which the Fund

      shall be entitled either by law or pursuant to custom in

      the securities business, and shall collect on a timely

      basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such

      securities are held by the Custodian or agent thereof and

      shall credit such income, as collected, to the Fund's

      custodian account.  Without limiting the generality of the foregoing, the Custodian shall detach and present for

      payment all coupons and other income items requiring

      presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Fund on securities loaned pursuant to the provisions of

      Section 2.2(10) shall be the responsibility of the Fund.

      The Custodian will have no duty or responsibility in

      connection therewith, other than to provide the Fund with

      such information or data as may be necessary to assist the

      Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

2.8   Payment of Fund Moneys.  Upon receipt of Proper

      Instructions, which may be continuing instructions when

      deemed appropriate by the parties, the Custodian shall pay out moneys of the Fund in the following cases only:

         1)   Upon the purchase of securities, futures contracts

              or options on futures contracts for the account of

              the Fund but only (a) against the delivery of such

              securities, or evidence of title to futures

              contracts or options on futures contracts, to the

              Custodian (or any bank, banking firm or trust

              company doing business in the United States or

              abroad which is qualified under the Investment

              Company Act of 1940, as amended, to act as a

              custodian and has been designated by the Custodian

              as its agent for this purpose) registered in the

              name of the Fund or in the name of a nominee of the

              Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in

              accordance with the conditions set forth in Section

              2.12 hereof or (c) in the case of repurchase

              agreements entered into between the Fund and the

              Custodian, or another bank, or a broker-dealer

              which is a member of NASD, (i) against delivery of

              the securities either in certificate form or

              through an entry crediting the Custodian's account

              at the Federal Reserve Bank with such securities or

              (ii) against delivery of the receipt evidencing

              purchase by the Fund of securities owned by the

              Custodian along with written evidence of the

              agreement by the Custodian to repurchase such

              securities from the Fund;

         2)   In connection with conversion, exchange or

              surrender of securities owned by the Fund as set

              forth in Section 2.2 hereof;

         3)   For the redemption or repurchase of Shares issued

              by the Fund as set forth in Section 2.10 hereof;

         4)   For the payment of any expense or liability

              incurred by the Fund, including but not limited to

              the following payments for the account of the Fund:

              interest, taxes, management, accounting, transfer

              agent and legal fees, and operating expenses of the

              Fund whether or not such expenses are to be in

              whole or part capitalized or treated as deferred

              expenses;

         5)   For the payment of any dividends declared pursuant

              to the governing documents of the Fund;

         6)   For payment of the amount of dividends received in

              respect of securities sold short;

         7)   For any other proper purpose, but only upon receipt

              of, in addition to Proper Instructions, a certified

              copy of a resolution of the Trustees or of the

              Executive Committee of the Fund signed by an

              officer of the Fund and certified by its Secretary

              or an Assistant Secretary, specifying the amount of

              such payment, setting forth the purpose for which

              such payment is to be made, declaring such purpose

              to be a proper purpose, and naming the person or

              persons to whom such payment is to be made.

2.9   Liability for Payment in Advance of Receipt of Securities

      Purchased.  In any and every case where payment for

      purchase of securities for the account of the Fund is made by the Custodian in advance of receipt of the securities

      purchased in the absence of specific written instructions

      from the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the

      same extent as if the securities had been received by the

      Custodian, except that in the case of repurchase agreements entered into by the Fund with a bank which is a member of

      the Federal Reserve System, the Custodian may transfer

      funds to the account of such bank prior to the receipt of

      written evidence that the securities subject to such

      repurchase agreement have been transferred by book-entry

      into a segregated non-proprietary account of the Custodian maintained with the Federal Reserve Bank of Boston or of

      the safe-keeping receipt, provided that such securities

      have in fact been so transferred by book-entry.

2.10  Payments for Repurchases or Redemptions of Shares of the

      Fund.  From such funds as may be available for the purpose but subject to the limitations of the Declaration of Trust and any applicable votes of the Trustees of the Fund

      pursuant thereto, the Custodian shall, upon receipt of

      instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the

      Transfer Agent a request for redemption or repurchase of

      their Shares.  In connection with the redemption or

      repurchase of Shares of the Fund, the Custodian is

      authorized upon receipt of instructions from the Transfer

      Agent to wire funds to or through a commercial bank

      designated by the redeeming shareholders. In connection

      with the redemption or repurchase of Shares of the Fund,

      the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the

      Fund to the holder of Shares, when presented to the

      Custodian in accordance with such procedures and controls

      as are mutually agreed upon from time to time between the

      Fund and the Custodian.

2.11  Appointment of Agents.  The Custodian may at any time or times in its discretion appoint (and may at any time

      remove) any other bank or trust company which is itself

      qualified under the Investment Company Act of 1940, as

      amended, to act as a custodian, as its agent to carry out

      such of the provisions of this Article 2 as the Custodian

      may from time to time direct; provided, however, that the

      appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.12  Deposit of Trust Assets in Securities Systems.  The

      Custodian may deposit and/or maintain securities owned by

      the Fund in a clearing agency registered with the

      Securities and Exchange Commission under Section 17A of the

      Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the

      U.S., Department of the Treasury and certain federal

      agencies, collectively referred to herein as "Securities

      System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

         1)   The Custodian may keep securities of the Fund in a

              Securities System provided that such securities are

              represented in an account ("Account") of the

              Custodian in the Securities System which shall not

              include any assets of the Custodian other than

              assets held as a fiduciary, custodian or otherwise

              for customers;

         2)   The records of the Custodian with respect to

              securities of the Fund which are maintained in a

              Securities System shall identify by book-entry

              those securities belonging to the Fund;

         3)   The Custodian shall pay for securities purchased

              for the account of the Fund upon (i) receipt of

              advice from the Securities System that such

              securities have been transferred to the Account,

              and (ii) the making of an entry on the records of

              the Custodian to reflect such payment and transfer

              for the account of the Fund.  The Custodian shall

              transfer securities sold for the account of the

              Fund upon (i) receipt of advice from the Securities

              System that payment for such securities has been

              transferred to the Account, and (ii) the making of

              an entry on the records of the Custodian to reflect such transfer and payment for the account of the

              Fund.  Copies of all advices from the Securities

              System of transfers of securities for the account

              of the Fund shall identify the Fund, be maintained

              for the Fund by the Custodian and be provided to

              the Fund at its request.  Upon request, the

              Custodian shall furnish the Fund confirmation of

              each transfer to or from the account of the Fund in

              the form or a written advice or notice and shall

              furnish to the Fund copies of daily transaction

              sheets reflecting each day's transactions in the

              Securities System for the account of the Fund.

         4)   The Custodian shall provide the Fund with any

              report obtained by the Custodian on the Securities

              System's accounting system, internal accounting

              control and procedures for safeguarding securities

              deposited in the Securities System;

         5)   The Custodian shall have received the initial or

              annual certificate, as the case may be, required by

              Article 9 hereof;

         6)   Anything to the contrary in this Contract

              notwithstanding, the Custodian shall be liable to

              the Fund for any loss or damage to the Fund

              resulting from use of the Securities System by

              reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the

              Custodian or any such agent to enforce effectively

              such rights as it may have against the Securities

              System; at the election of the Fund, it shall be

              entitled to be subrogated to the rights of the

              Custodian with respect to any claim against the

              Securities System or any other person which the

              Custodian may have as a consequence of any such

              loss or damage if and to the extent that the Fund

              has not been made whole for any such loss or

              damage.

2.13  Segregated Account.  The Custodian shall upon receipt of

      Proper Instructions establish and maintain a segregated

      account or accounts for and on behalf of the Fund, into

      which account or accounts may be transferred cash and/or

      securities, including securities maintained in an account

      by the Custodian pursuant to Section 2.12 hereof, (i) in

      accordance with the provisions of any agreement among the

      Fund, the Custodian and a broker-dealer registered under

      the Exchange Act and a member of the NASD (or any futures

      commission merchant registered under the Commodity Exchange

      Act), relating to compliance with the rules of The Options

      Clearing Corporation and of any registered national

      securities exchange (or the Commodity Futures Trading

      Commission or any registered contract market), or of any

      similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the

      Fund, (ii) for purposes of segregating cash or government

      securities in connection with options purchased, sold or

      written by the Fund or commodity futures contracts or

      options thereon purchased or sold by the Fund, (iii) for

      the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or

      any subsequent release or releases of the Securities and

      Exchange Commission relating to the maintenance of

      segregated accounts by registered investment companies and

      (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper

      Instructions, a certified copy of a resolution of the

      Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant

      Secretary, setting forth the purpose or purposes of such

      segregated account and declaring such purposes to be proper corporate purposes.

2.14  Ownership Certificates for Tax Purposes.  The Custodian

      shall execute ownership and other certificates and

      affidavits for all federal and state tax purposes in

      connection with receipt of income or other payments with respect to securities of the Fund held by it and in connection with transfers of securities.

2.15  Proxies.  The Custodian shall, with respect to the

      securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall

      promptly deliver to the Fund such proxies, all proxy

      soliciting materials and all notices relating to such

      securities.

2.16  Communications Relating to Fund Portfolio Securities.  The

      Custodian shall transmit promptly to the Fund all written

      information (including, without limitation, pendency of

      calls and maturities of securities and expirations of

      rights in connection therewith and notices of exercise of

      call and put options written by the Fund and the maturity

      of futures contracts purchased or sold by the Fund)

      received by the Custodian from issuers of the securities

      being held for the Fund.  With respect to tender or

      exchange offers, the Custodian shall transmit promptly to

      the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the

      Custodian is to take such action.

2.17  Proper Instructions.  Proper Instructions as used

      throughout this Article 2 means a writing signed or

      initialled by one or more person or persons as the Trustees shall have from time to time authorized.  Each such writing shall set forth the specific transaction or type of

      transaction involved, including a specific statement of the purpose for which such action is requested.  Oral

      instructions will be considered Proper Instructions if the custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved.  The Fund shall cause all oral

      instructions to be confirmed in writing.  Upon receipt of a certificate of the Secretary or an Assistant Secretary as

      to the authorization by the Trustees of the Fund

      accompanied by a detailed description of procedures

      approved by the Trustees, Proper Instructions may include

      communications effected directly between electro-mechanical or electronic devices provided that the Trustees and the

      Custodian are satisfied that such procedures afford

      adequate safeguards for the Fund's assets.

2.18  Actions Permitted without Express Authority.  The Custodian may in its discretion, without express authority from the

      Fund:

         1)   make payments to itself or others for minor

              expenses of handling securities or other similar

              items relating to its duties under this Contract,

              provided that all such payments shall be accounted

              for to the Fund;

         2)   surrender securities in temporary form for

              securities in definitive form;

         3)   endorse for collection, in the name of the Fund,

              checks, drafts and other negotiable instruments;

              and

         4)   in general, attend to all non-discretionary details

              in connection with the sale, exchange,

              substitution, purchase, transfer and other dealings

              with the securities and property of the Fund except

              as otherwise directed by the Trustees of the Fund.

2.19  Evidence of Authority.  The Custodian shall be protected in acting upon any instructions, notice, request, consent,

      certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on

      behalf of the Fund.  The Custodian may receive and accept a certified copy of a vote of the Trustees of the Fund as

      conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Trustees pursuant to the Declaration of Trust as described in such vote, and

      such vote may be considered as in full force and effect

      until receipt by the Custodian of written notice to the

      contrary.

3.    Duties of Custodian with Respect to the Books of Account

      and Calculation of Net Asset Value and Net Income.

         The Custodian shall cooperate with and supply necessary

information to the entity or entities appointed by the Trustees of the Fund to keep the books of account of the Fund and/or

compute the net asset value per share of the outstanding shares of the Fund or, if directed in writing to do so by the Fund,

shall itself keep such books of account and/or compute such net asset value per share.  If so directed, the Custodian shall also calculate daily the net income of the Fund as described in the

Fund's currently effective prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the

division of such net income among its various components.  The calculations of the net asset value per share and the daily

income of the Fund shall be made at the time or times described from time to time in the Fund's currently effective prospectus.

4.    Records

         The Custodian shall create and maintain all records

relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the

Investment Company Act of 1940, with particular attention to

Section 31 thereof and Rules 31a-1 and 31a-2 thereunder,

applicable federal and state tax laws and any other law or

administrative rules or procedures which may be applicable to the

Fund.  All such records shall be the property of the Fund and shall at all times during the regular business hours of the

Custodian be open for inspection by duly authorized officers,

employees or agents of the Fund and employees and agents of the

Securities and Exchange Commission.  The Custodian shall, at the

Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the custodian and shall, when

requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include

certificate numbers in such tabulations.

5.    Opinion of Fund's Independent Accountant

         The Custodian shall take all reasonable action, as the

Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the

preparation of the Fund's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

6.    Reports to Fund by Independent Public Accountants

         The Custodian shall provide the Fund, at such times as

the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures

contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, which shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund, to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such

inadequacies, shall so state.

7.    Compensation of Custodian

         The Custodian shall be entitled to reasonable

compensation for its services and expenses as Custodian, as

agreed upon from time to time between the Fund and the Custodian.

8.    Responsibility of Custodian

         So long as and to the extent that it is in the exercise

of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this

Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties.  The Custodian shall be held to the exercise of

reasonable care in carrying out the provisions of this Contract,

but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence.  It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a

separate Agreement entered into between the Custodian and the

Fund.

         If the Fund requires the Custodian to take any action

with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian,

result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the

Custodian to take such action, shall provide indemnity to the

Custodian in an amount and form satisfactory to it.

         If the Fund requires the Custodian to advance cash or

securities for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the

Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of Fund assets to the extent necessary to obtain reimbursement.

9.    Effective Period, Termination and Amendment

         This Contract shall become effective as of its

execution, shall continue in full force and effect until

terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed,

postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Trustees of the Fund have approved the initial use of a particular Securities System and the receipt of an annual

certificate of the Secretary or an Assistant Secretary that the

Trustees have reviewed the use by the Fund of such Securities

System, as required in each case by Rule 17f-4 under the

Investment Company Act of 1940, as amended; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations,

or any provision of the Declaration of Trust, and further

provided, that the Fund may at any time by action of its Trustees

(i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or

(ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the

Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         Upon termination of the Contract, the Fund shall pay to

the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

10.   Successor Custodian

         If a successor custodian shall be appointed by the

Trustees of the Fund, the Custodian shall, upon termination,

deliver to such successor custodian at the office of the

Custodian, duly endorsed and in the form for transfer, all

securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Fund's securities held in a Securities System.

         If no such successor custodian shall be appointed, the

Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Trustees of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other

properties in accordance with such vote.

         In the event that no written order designating a

successor custodian or certified copy of a vote of the Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940,

doing business in Boston, Massachusetts, of its own selection,

having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000,

all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the Fund's

securities held in any Securities System.  Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

         In the event that securities, funds and other properties

remain in the possession of the Custodian after the date of

termination hereof owing to failure of the Fund to procure the certified copy of vote referred to or of the Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and

effect.

11.   Interpretive and Additional Provisions

         In connection with the operation of this Contract, the

Custodian and the Fund may from time to time agree on such

provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract.  Any such interpretive or additional provisions shall be in a writing signed by both

parties and shall be annexed hereto, provided that no such

interpretive or additional provisions shall contravene any

applicable federal or state regulations or any provision of the

Declaration of Trust of the Fund.  No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

12.   Massachusetts Law to Apply

         This Contract shall be construed and the provisions

thereof interpreted under and in accordance with laws of The

Commonwealth of Massachusetts.

13.   Prior Contracts

         This Contract supersedes and terminates, as of the date

hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Fund's assets.

         IN WITNESS WHEREOF, each of the parties has caused this

instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 1st day of June, 1985.



ATTEST                       ALLIANCE TAX-EXEMPT RESERVES


/s/ William A. Bennet           /s/ James P. Syrett
___________________________  By____________________________


ATTEST                       STATE STREET BANK AND TRUST COMPANY


/s/ K. M. Kubit                 /s/ Charles Cassidy
___________________________  ______________________________
  Assistant Secretary                  Vice President






























                               30
00250185.AB4